Exhibit 99.1

LIVEPERSON, INC.
530 7TH AVENUE, FLOOR M1
NEW YORK, NEW YORK 10018

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LPSN2026SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T00952-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LIVEPERSON, INC.

The Board of Directors recommends you vote "FOR" proposals 1, 2 and 3 (as listed in the proxy statement).

		For	Against	Abstain
1.	To adopt the Merger Agreement, dated April 21, 2026 (as it may be amended from time to time, the "Merger Agreement"), by and among LivePerson, Inc. ("LivePerson"), SoundHound AI, Inc. ("SoundHound") and Lightspeed Merger Sub Inc., an indirect wholly owned subsidiary of SoundHound.	☐	☐	☐
2.	To approve, by a non-binding advisory vote, certain compensation that may be paid or become payable to LivePerson's named executive officers that is based on, or otherwise relates to, the merger contemplated by the Merger Agreement.	☐	☐	☐
3.	To approve the adjournment of the LivePerson special meeting of stockholders, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement.	☐	☐	☐

Note: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. T00953 - TBD Continued and to be signed on reverse side LIVEPERSON, INC. Special Meeting of Stockholders [TBD], 2026 at [TBD] a.m. Eastern Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of LivePerson, Inc . (the "Company") revokes all previous proxies and acknowledges receipt of the Notice of the Special Meeting of Stockholders to be held on [TBD], 2026 at [TBD] a . m . Eastern Time and the Proxy Statement, and appoints John D . Collins, Chief Financial Officer and Chief Operating Officer, and Monica L . Greenberg, Chief Legal and Administrative Officer, and each of them, the Proxy of the undersigned with full power of substitution and resubstitution to vote all shares of common stock of the Company which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Special Meeting of Stockholders of the Company to be held virtually at www . virtualshareholdermeeting . com/LPSN 2026 SM on [TBD], 2026 at [TBD] Eastern Time and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do personally present thereat . The shares represented by this proxy shall be voted in the manner set forth on the reverse side . This proxy, when properly executed, will be voted in the manner directed herein . If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations .